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                                                                     EXHIBIT 4.3
                        (Form of Face of Senior Note)

                                JOY GLOBAL INC.

                         10.75% Senior Notes Due 2006

                                                           CUSIP No. 481165 AA 6

No. __________                                                         $________

          Joy Global Inc. (formerly known as Harnischfeger Industries, Inc.), a Delaware corporation (herein called the "Corporation", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of _____________________ Dollars on April 30, 2006, and to pay interest thereon from the Effective Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 30th and October 31st in each year, commencing October 31, 2001, at the rate of 10.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15th or October 15th, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holder not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of, premium, if any, and interest on this Senior Note will be made at the office or agency of the Corporation maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Corporation payment of interest
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may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Senior Note Register. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

          Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
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          IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.


                                         ___________________________________

                                         By_________________________________


Attest:

______________________________
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                       (Form of Reverse of Senior Note)

     This Senior Note is one of a duly authorized issue of Senior Notes of the Corporation designated as its 10.75% Senior Notes Due 2006 (herein called the "Senior Notes"), limited in aggregate principal amount to $167,000,000, issued and to be issued under an Indenture, dated as of July 10, 2001 (herein called the "Indenture"), between the Corporation, the Guarantors and BNY Midwest Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

     The Senior Notes are subject to redemption upon not less than 30 days nor more than 60 days' notice by mail, at any time, as a whole or in part, at the election of the Corporation, at the Redemption Price equal to the percentage of the principal amount set forth in the Indenture, together in the case of any such redemption with accrued interest and premium, if any, to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Senior Notes, or one or more predecessor Senior Notes, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.

     In the event of redemption of this Senior Note in part only, a new Senior Note or Senior Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal of all the Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Senior Notes under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes then outstanding, on behalf of the Holders of all the Senior Notes, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

     No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Senior Note Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Corporation in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Senior Note registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
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     Prior to due presentment of this Senior Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Senior Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to conflict of laws principles thereof.
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                      Option of Holder to Elect Purchase

If you want to elect to have this Senior Note purchased by the Corporation pursuant to Section 3.12 or Section 3.14 of the Indenture, check the box below:

           [_] Section 3.12              [_] Section 3.14

If you want to elect to have only part of the Senior Note purchased by the Corporation pursuant to Section 3.12 or Section 3.14 of the Indenture, state the amount you elect to have purchased: $_____________


Date:
             Your Signature: _______________________________________
             (Sign exactly as your name appears on the face of this Senior Note)

             Tax Identification No:_____________________________


             SIGNATURE GUARANTEE:  _____________________________


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such
                                                                 -----
other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.